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                                                                     EXHIBIT 4.8

                               THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT,
                               CONSENT AND WAIVER


         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, CONSENT AND WAIVER (this "Amendment") is entered into as of August 19, 1998 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders and BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent") for the Lenders (the Documentation Agent, together with the Administrative Agent, collectively the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 2, 1997 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 10, 1997, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 3, 1998 and as may be further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the Borrower wishes to increase the Revolving Committed Amount from $175 million to $265 million;

         WHEREAS, the Borrower wishes to either (a) contribute or sell certain assets owned by IPMC, Inc., commonly known as the Detroit Paper Mill, or (b) contribute or sell the stock of IPMC, Inc. to a joint venture to be formed;

         WHEREAS, the Borrower wishes to increase its ability to consummate additional acquisitions beginning in 1999; and

         WHEREAS, the Agents, the Required Lenders, the Lenders holding at least 51% of the Tranche A Term Loans and the Lenders holding at least 51% of the Tranche B Term Loans, have agreed to amend certain terms of the Credit Agreement, as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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1.       Definitions.

                  (a) Clause (b)(v) of the definition of "Permitted Acquisition" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (v) not including any acquisition or portion thereof made with the issuance of capital stock, (A) during calendar year 1998, the total cost of any one acquisition shall not exceed $40,000,000, and together with other acquisitions made by the Credit Parties and their Subsidiaries during such calendar year, the aggregate acquisition costs of the Credit Parties and their Subsidiaries taken as a whole shall not exceed $75,000,000 and (B) during calendar year 1999 and during each calendar year thereafter, the total cost of any one acquisition shall not exceed $50,000,000 and together with other acquisitions made by the Credit Parties and their Subsidiaries during such calendar year, the aggregate acquisition costs of the Credit Parties and their Subsidiaries taken as a whole shall not exceed $100,000,000.

                  (b) The definition of "Revolving Committed Amount" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Revolving Committed Amount" means TWO HUNDRED SIXTY FIVE MILLION DOLLARS ($265,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

                  (c) A new definition is added to Section 1.1 of the Credit Agreement to read as follows:

                  "Year 2000 Problem" means any risk that any computer hardware, software or other equipment used by a Credit Party or any of its Subsidiaries will not function as effectively and reliably with respect to recognition of dates and times on and after January 1, 2000 as it does prior to January 1, 2000, to the extent such risk would cause or be reasonably expected to cause a Material Adverse Effect.

2.       Year 2000 Compliance.

                  (a) A new Section 6.28 is added to the Credit Agreement to read as follows:

                  Each Credit Party has (a) reviewed and assessed all areas within its and each of its Subsidiaries' businesses and operation that reasonably would be expected to be materially adversely affected by the Year 2000 Problem, (b) developed a plan and timeline, as necessary, to address the Year 2000 Problem and (c) implemented or is in the process of implementing such plan in accordance with its timetable. Each Credit Party reasonably believes that the Year 2000 Problem has been appropriately addressed or is in the process of being appropriately addressed by it and the Year 2000 Problem will not exist with respect to it or any of its Subsidiaries on or after January 1, 2000.




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                  (b) Section 7.1 of the Credit  Agreement is amended by adding a new  subsection  (n) to read as follows:

                           (n) Year 2000 Information. Upon the written request
                  of the Administrative Agent, such information, assurances and documentation (including, but not limited to, the results of internal and external audit reports prepared in connection therewith) reasonably acceptable to the Administrative Agent that the Credit Parties and their Subsidiaries will not have a Year 2000 Problem on or after January 1, 2000.

3. Leverage Ratio. Section 7.2(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (a) Leverage Ratio. The Leverage Ratio, as of the end of each fiscal quarter, for the twelve month period ending on such date, shall be less than or equal to:

                               (i) From April 1, 1998 to and including September
                  30, 1998, 4.75 to 1.0;

                               (ii) From October 1, 1998 to and including March
                  31, 1999, 4.50 to 1.0;

                               (iii) From April 1, 1999 to and including
                  September 30, 1999, 4.25 to 1.0;

                               (iv) From October 1, 1999 to and including
                  September 30, 2000, 3.75 to 1.0; and

                               (v) From October 1, 2000 and thereafter, 3.50 to
                  1.0.

4. Schedule 1.1(a).

         Schedule 1.1(a) to the Credit Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A.

5.       Consent and Waiver.

                  (a) Notwithstanding any term or provision contained in the Credit Documents to the contrary, subject to the conditions set forth in clause (c) below, the Lenders irrevocably consent to the following actions (collectively, the "Investment"):

                           (i) either (A) the contribution or sale of all of the
                  assets of IPMC, Inc., commonly known as the Detroit Paper Mill, or (B) the contribution or sale of all of the shares of IPMC, Inc. to a new joint venture (the "Joint Venture") in




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                  consideration for no less than $20 million in the form of
                  cash, subordinated notes and/or equity or a combination thereof.

                           (ii) the Credit Parties will not be required to use
                  any proceeds received in consideration from the Investment to prepay the Credit Party Obligations.

                           (iii) with respect to all assets being transferred
                  pursuant to the Investment, the Lenders shall release all of their Liens on such assets, and the Lenders hereby authorize the Collateral Agent to take such actions as are consistent with such agreement to release the Liens.

                           (iv) if the stock of IPMC, Inc. is contributed or
                  sold to the Joint Venture, the guaranty obligations of IPMC, Inc. shall be fully released, and the Lenders hereby authorize the Collateral Agent to execute such release.

                  (b) The Lenders agree that any Default or Event of Default that may be caused by the Investment is hereby irrevocably waived, including, without limitation, any violation that may occur with respect to Section 3.3, Section 8.5 or Section 8.7 of the Credit Agreement. This is a one time waiver and does not constitute a waiver of any other Default or Event of Default that may exist or an agreement to waive any Default or Event of Default that may occur in the future.

                  (c) The consent and waiver by the Lenders set forth in this
         Section 5 is subject to satisfaction of the following conditions:

                           (i) the Investment occurs on or before November 30,
                  1998 on terms reasonably satisfactory to the Administrative Agent;

                           (ii) no Default or Event of Default shall have
                  occurred and be continuing on the date of the Investment unless such Default or Event of Default shall have been waived in accordance with the Credit Agreement; and

                           (iii) the Collateral Agent receives, on behalf of the
                  Lenders, a first priority perfected security interest in all rights of the Credit Parties in (A) any debt instrument received in consideration for the Investment and (B) any equity interest in the Joint Venture received in consideration for the Investment, together with such documents, instruments, certificates and opinions as reasonably requested.

6.       Conditions Precedent.

         The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:



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                  (a) The Administrative Agent shall have received copies of this Amendment duly executed by the Credit Parties, the Required Lenders, Lenders holding at least 51% of the Tranche A Term Loans and Lenders holding at least 51% of the Tranche B Term Loans.

                  (b) The Administrative Agent shall have received copies of resolutions of the Board of Directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effects as of the date hereof.

                  (c) The Administrative Agent shall have received duly executed copies of modifications to Mortgage Documents, together with such real estate opinions and title update information as requested by the Administrative Agent.

                  (d) Each Lender, as appropriate, shall have received a duly executed replacement Revolving Note from the Borrower in the face amount of such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount (as amended hereby) in substantially the form of Exhibit 2.1(e) to the Credit Agreement.

                  (e) Each Lender that is increasing its Revolving Commitment Amount shall have received a fee equal to .125% of such increase.

                  (f) Each Lender who executes and delivers this Amendment shall have received an amendment fee in an amount equal to .05% of its total Commitment under the Credit Agreement.

                  (g) The Administrative Agent shall have received an opinion from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof.

                  (h) The Administrative Agent shall have received such other documents and information as it deems reasonably necessary.

7.       Miscellaneous.

                  (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.




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                  (b) Each of the Borrower, the Guarantors, the Agents and the
         Lenders party hereto represents and warrants as follows:

                           (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                           (ii) This Amendment has been duly executed and delivered by such party and constitutes such party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Amendment other than any filing required in connection with the amendments or modifications to the Mortgage Documents contemplated by Section 6(c) of this Amendment.

                  (c) Each Credit Party represents and warrants to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, (ii) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default and (iii) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents or to the extent it has any they are hereby released.

                  (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

                  (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     [Rest of page intentionally left blank]




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         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                     IPC, INC.
                              a Delaware corporation

                              By:
                                 -----------------------------------------
                              Name: Richard R. Cote
                              Title:  Vice President and Treasurer


















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GUARANTORS:                IVEX PACKAGING CORPORATION
                           a Delaware corporation

                           IVEX PAPER MILL CORPORATION
                           a Delaware corporation

                           IPMC HOLDING CORPORATION
                           a Delaware corporation

                           IPMC, INC.
                           a Delaware corporation

                           VALLEY EXPRESS LINES, INC.
                           a Delaware corporation

                           KAMA OF ILLINOIS CORPORATION
                           a Delaware corporation

                           PACKAGING PRODUCTS, INC.
                           a Delaware corporation

                           CFI INDUSTRIES, INC.
                           a Delaware corporation

                           CFI RECYCLING, INC.
                           a Delaware corporation

                           PLASTOFILM INDUSTRIES, INC.
                           a Delaware corporation

                           TRIO PRODUCTS, INC.
                           a Delaware corporation

                           CRYSTAL THERMOPLASTICS, INC.
                           a Rhode Island corporation

                           ULTRA PAC, INC.
                           a Minnesota corporation

                           By:
                              ------------------------------------------
                           Name: Richard R. Cote
                           Title:  Vice President and Treasurer
                                   of each of the above named Guarantors




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Signature Page to Third Amendment to Amended and Restated Credit Agreement,
Consent and Waiver among IPC, Inc., as Borrower, Ivex Packaging Corporation and the Domestic Subsidiaries of IPC, Inc., as Guarantors, the Lenders party thereto, NationsBank, N.A., as Administrative Agent and Bankers Trust Company, as Documentation Agent.

LENDERS:

                   NATIONSBANK, N.A.,
                   individually in its capacity as a
                   Lender and in its capacity as Administrative Agent and Collateral Agent

                   By:
                      --------------------------------------------
                   Name:
                        ------------------------------------------
                   Title:
                         -----------------------------------------


                   BANKERS TRUST COMPANY,
                   individually in its capacity as a Lender and in its capacity as Documentation Agent

                   By:
                      --------------------------------------------
                   Name:
                        ------------------------------------------
                   Title:
                         -----------------------------------------